Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated August 6, 2009
Relating to Preliminary Prospectus dated August 6, 2009
Registration Statement No. 333-160133

Dennis S. Hudson, III William R. Hahl Chief Executive Officer Chief Financial Officer Jean Strickland Russell Holland III President & Chief Credit Officer Chief Banking Officer Follow-on Common Stock Offering August 2009

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The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from Sandler O’Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, or toll free at 866-805-4128; or from Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC at 420 Fifth Ave., 5th Floor, New York, NY 10018, by telephone at 212-857-6212 or by fax at 212-849-0582.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS Certain of the statements made herein or incorporated by reference under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors" and elsewhere are "forward-looking statements" within the meaning and protections of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida to be materially different from future results, performance or achievements expressed or implied by such forward- looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "plan," "point to," "project," "could," "intend," "target" and other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic, business and market conditions and changes, domestic and foreign, including seasonality; governmental monetary and fiscal policies; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, and changes in the scope and cost of FDIC insurance and other overages; changes in accounting policies, rules and practices; the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities; changes in borrowers' credit risks and payment behaviors; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services; the failure of assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates; the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the effects of war or other conflicts, acts of terrorism or other catastrophic events, including hurricanes, that may affect general economic conditions generally and in our markets; the failure of assumptions and estimates, differences in and changes to, economic, business market and credit conditions, including changes in borrowers' credit risks and payment behaviors from those used in our loan portfolio stress tests; the risks that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than currently estimated, and sales of our capital stock in this offering and/or other sales of our capital stock could trigger a reduction in the amount of net operating losses carry forwards that we may be able to utilize for income tax purposes; other factors and risks described under "Risk Factors" herein. All written or oral forward-looking statements that are made by or are attributable to us are expressly qualified in their entirety by this cautionary notice. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date of this prospectus, or after the respective dates on which such statements otherwise are made. NOTE REGARDING NON-GAAP FINANCIAL MEASURES This presentation contains financial information determined by methods other than those prescribed by accounting principles generally accepted in the United States of America ("GAAP"). Seacoast's management uses these "non-GAAP" financial measures in its analysis of the Company's capital and performance. Seacoast's management and investors often use tangible common equity and the ratio of tangible common equity to risk-weighted assets to assess the quality of capital. Such capital measures are not necessarily comparable to similar capital measures that may be presented by other companies. Fully taxable equivalent net interest income is a common term and measure used in the banking industry but is not a term used under GAAP. We believe that these presentations of tax-equivalent net interest income and tax equivalent net interest margin aid in the comparability of net interest income arising from both taxable and tax-exempt sources over the periods presented. Seacoast's management believes that these non-GAAP financial measures provide a greater understanding of the Company's business and performance, and facilitate an understanding of performance trends and comparisons with the performance of other financial institutions. The limitations associated with these measures are the risks that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently, including as a result of using different assumed tax rates in making taxable equivalent measures. These disclosures should not be considered an alternative to GAAP. Information provided reconciles GAAP measures and tangible common equity, the ratio of tangible common equity to risk-weighted assets, tax equivalent net interest income and net interest margin on a tax equivalent basis in the last Appendix to this presentation.

Offering Terms Issuer: Seacoast Banking Corporation of Florida (NASDAQ: SBCF) Type of Security: Follow-on Public Common Stock Offering Offering Amount: 34,500,000 shares (100% Primary) Over-Allotment Option: 15% Expected Pricing Date: August 2009 Use of Proceeds: General corporate purposes, including supporting bank capital Lead Book-Running Manager: Sandler O'Neill + Partners, L.P. Co-Manager: Fox-Pitt Kelton Cochran Caronia Waller

Equity Offering Objectives Significantly strengthens capital position Pro forma tangible common equity ratio of 7.06% (1) (2) Pro forma tangible common equity to risk-weighted assets ratio of 9.64% (1) Pro forma total risk based capital ratio of 16.7% (1) Offering size guided by in-depth stress testing of loan portfolio using internal tests, outside benchmarks and general Supervisory Capital Assessment Program (SCAP) guidelines Positions SBCF to meet the needs of businesses and customers in Florida and pursue attractive growth opportunities going forward Enhances SBCF's potential ability to repay TARP Preferred Stock once the economy recovers Assumes a common equity raise with net proceeds of $55.0 million See the Appendix for a reconciliation of certain non-GAAP financial measures

Investment Highlights Summary $2.1 billion asset bank with strong market share in highly attractive Florida Treasure Coast markets (1), with projected population growth of 13.3% (versus 6.3% nationwide average) (2) Second largest publicly-traded Florida-domiciled bank ranked by deposits History of strong performance and returns with an ROAA ^ 1.00% and an ROAE ^ 12.0% in 8 of the last 10 years Low-cost core deposit base with an average cost of deposits of 1.40% for Q2'09 versus average cost of 1.79% for Q1'09 Resilient and improving pre-tax, pre-provision earnings Net Interest Margin increased 21 basis points in Q2'09 to 3.65% versus NIM of 3.44% in Q1'09 Significant additions to senior management since 2006; dedicated, experienced and cohesive management team with a credit quality focus Consists of the following Florida counties: Martin, Palm Beach, Saint Lucie and Indian River Over the five year period (2008 - 2013) Source: SNL Financial, Company filings

Franchise Overview Current Market Valuation Comparison Note: Seacoast market data as of August 6, 2009; Peer Group market data as of August 5, 2009 LTM pre-tax, pre-provision earnings excludes non-cash goodwill impairment charge Peer Group is defined as the following companies: ABCB, BOFL, BTFG, CCBG, CHCO, CSFL, FCBC, FNBN, HMPR, HOMB, NBBC, SCBT, TIBB Assumes a common equity raise with net proceeds of $55.0 million, issued at current market price of $2.75 per share Source: SNL Financial Seacoast is currently trading at attractive multiples relative to its peers

SBCF NASDAQ Bank Peers 12/31/1999 1 1 1 1/3/2000 0.9978 0.9638 0.9887 1/4/2000 0.9978 0.9321 0.9788 1/5/2000 1.0044 0.9329 0.9871 1/6/2000 1.0044 0.9426 0.9847 1/7/2000 1.0044 0.9475 1.0003 1/10/2000 1 0.9329 0.9786 1/11/2000 1 0.9176 0.9812 1/12/2000 1.0022 0.9187 0.9811 1/13/2000 0.9956 0.9412 0.9704 1/14/2000 0.9956 0.9457 0.9667 1/18/2000 0.9869 0.9386 0.9838 1/19/2000 0.9869 0.9333 0.9633 1/20/2000 0.9782 0.9163 0.9628 1/21/2000 0.9782 0.9127 0.974 1/24/2000 0.9782 0.8968 0.9648 1/25/2000 0.9782 0.9074 0.9652 1/26/2000 0.9782 0.9201 0.971 1/27/2000 0.9782 0.9253 0.9669 1/28/2000 0.9782 0.9131 0.9743 1/31/2000 0.9607 0.9384 0.9899 2/1/2000 0.9607 0.9377 0.9786 2/2/2000 0.9563 0.9283 0.9958 2/3/2000 0.9629 0.9355 0.9903 2/4/2000 0.9607 0.9264 0.9952 2/7/2000 0.9607 0.9234 0.999 2/8/2000 0.952 0.9278 0.9928 2/9/2000 0.952 0.9148 0.9828 2/10/2000 0.9694 0.908 0.9794 2/11/2000 0.952 0.9023 0.9926 2/14/2000 0.952 0.8908 0.9709 2/15/2000 0.9432 0.8997 0.9912 2/16/2000 0.9432 0.8947 0.9711 2/17/2000 0.9432 0.893 0.9638 2/18/2000 0.9389 0.8713 0.9739 2/22/2000 0.9345 0.8669 0.9703 2/23/2000 0.9389 0.8612 0.9613 2/24/2000 0.9345 0.8543 0.9553 2/25/2000 0.9301 0.846 0.9439 2/28/2000 0.9214 0.8803 0.9455 2/29/2000 0.9214 0.8568 0.9282 3/1/2000 0.9214 0.849 0.9289 3/2/2000 0.9127 0.8429 0.924 3/3/2000 0.9039 0.8316 0.9316 3/6/2000 0.9039 0.822 0.9258 3/7/2000 0.9039 0.8093 0.9185 3/8/2000 0.9039 0.7988 0.9146 3/9/2000 0.9039 0.806 0.9219 3/10/2000 0.9039 0.7949 0.9127 3/13/2000 0.9039 0.7925 0.904 3/14/2000 0.9039 0.7939 0.8987 3/15/2000 0.9039 0.8271 0.9095 3/16/2000 0.9039 0.8899 0.9004 3/17/2000 0.9039 0.8811 0.909 3/20/2000 0.8908 0.8565 0.91 3/21/2000 0.8603 0.8841 0.9245 3/22/2000 0.8559 0.8973 0.9185 3/23/2000 0.8734 0.9035 0.9232 3/24/2000 0.8646 0.8957 0.9149 3/27/2000 0.8646 0.8807 0.905 3/28/2000 0.8865 0.887 0.9009 3/29/2000 0.8843 0.8829 0.8995 3/30/2000 0.8865 0.8787 0.9209 3/31/2000 0.9039 0.905 0.9245 4/3/2000 0.8996 0.9184 0.9285 4/4/2000 0.8865 0.9095 0.9257 4/5/2000 0.8865 0.9032 0.9245 4/6/2000 0.8865 0.9072 0.9354 4/7/2000 0.8952 0.8958 0.9283 4/10/2000 0.8865 0.8948 0.9164 4/11/2000 0.8865 0.9001 0.9326 4/12/2000 0.8821 0.904 0.9223 4/13/2000 0.8821 0.8927 0.9202 4/14/2000 0.8734 0.8558 0.9231 4/17/2000 0.8821 0.8656 0.9128 4/18/2000 0.8821 0.8945 0.9115 4/19/2000 0.8821 0.8772 0.9123 4/20/2000 0.8821 0.8853 0.9144 4/24/2000 0.8908 0.8845 0.9159 4/25/2000 0.8908 0.9056 0.9156 4/26/2000 0.8908 0.897 0.9164 4/27/2000 0.8908 0.884 0.9167 4/28/2000 0.8996 0.8831 0.9204 5/1/2000 0.893 0.8883 0.9225 5/2/2000 0.9039 0.8827 0.9256 5/3/2000 0.8974 0.8698 0.9268 5/4/2000 0.8952 0.8657 0.92 5/5/2000 0.9083 0.8682 0.9218 5/8/2000 0.9017 0.8773 0.9117 5/9/2000 0.8996 0.8821 0.9147 5/10/2000 0.8996 0.8699 0.9137 5/11/2000 0.8996 0.8852 0.9214 5/12/2000 0.8996 0.893 0.9135 5/15/2000 0.8996 0.9049 0.887 5/16/2000 0.9039 0.9003 0.8671 5/17/2000 0.9039 0.894 0.8639 5/18/2000 0.9083 0.9001 0.8527 5/19/2000 0.9083 0.8848 0.8476 5/22/2000 0.8996 0.8949 0.8486 Pricing Date SBCF NASDAQ Bank SBCF PEER 9/29/2006 1 1 1 10/2/2006 0.9596 0.9911 0.9761 10/3/2006 0.9404 0.9928 0.9804 10/4/2006 0.946 1.0051 0.9976 10/5/2006 0.9556 1.0097 1.0034 10/6/2006 0.9503 1.0044 1.0021 10/9/2006 0.952 1.014 1.0102 10/10/2006 0.943 1.0134 1.0113 10/11/2006 0.9387 1.0094 0.9997 10/12/2006 0.9573 1.0205 1.0197 10/13/2006 0.9613 1.0229 1.0321 10/16/2006 0.9841 1.0237 1.0343 10/17/2006 0.9781 1.0208 1.0329 10/18/2006 0.9695 1.0185 1.0318 10/19/2006 0.9811 1.0161 1.0322 10/20/2006 0.9642 1.0121 1.0278 10/23/2006 0.9689 1.0143 1.0262 10/24/2006 0.9675 1.0124 1.0235 10/25/2006 0.8828 1.0134 1.0216 10/26/2006 0.8719 1.0205 1.0285 10/27/2006 0.8616 1.0127 1.0221 10/30/2006 0.8616 1.0172 1.0252 10/31/2006 0.8791 1.0166 1.0236 11/1/2006 0.8609 1.0032 0.9974 11/2/2006 0.8533 1.0001 0.9927 11/3/2006 0.85 1.0048 0.9966 11/6/2006 0.8669 1.0135 1.0073 11/7/2006 0.8629 1.0132 1.0043 11/8/2006 0.8606 1.0207 1.0176 11/9/2006 0.8477 1.0135 1.0068 11/10/2006 0.848 1.0192 1.017 11/13/2006 0.8397 1.0226 1.0153 11/14/2006 0.8377 1.0315 1.031 11/15/2006 0.8427 1.0367 1.0399 11/16/2006 0.846 1.0403 1.0377 11/17/2006 0.8325 1.0379 1.0415 11/20/2006 0.8351 1.0387 1.045 11/21/2006 0.8278 1.0348 1.0446 11/22/2006 0.8272 1.0314 1.0422 11/24/2006 0.8328 1.0299 1.0387 11/27/2006 0.8053 1.0117 1.0107 11/28/2006 0.794 1.0145 1.0215 11/29/2006 0.7974 1.0236 1.0317 11/30/2006 0.7947 1.0231 1.0243 12/1/2006 0.7947 1.0178 1.018 12/4/2006 0.8162 1.0325 1.0353 12/5/2006 0.8066 1.0328 1.0343 12/6/2006 0.8043 1.0288 1.0339 12/7/2006 0.8113 1.0238 1.0262 12/8/2006 0.8066 1.0221 1.0233 12/11/2006 0.8103 1.0265 1.0309 12/12/2006 0.8126 1.0286 1.0249 12/13/2006 0.8126 1.0307 1.0302 12/14/2006 0.8113 1.0357 1.0429 12/15/2006 0.8175 1.0386 1.0438 12/18/2006 0.8 1.0312 1.0237 12/19/2006 0.8043 1.0321 1.0319 12/20/2006 0.8026 1.0353 1.0397 12/21/2006 0.8033 1.0365 1.0397 12/22/2006 0.807 1.0343 1.0399 12/26/2006 0.8076 1.0446 1.0549 12/27/2006 0.8212 1.0553 1.0737 12/28/2006 0.8338 1.0528 1.0713 12/29/2006 0.8212 1.0436 1.0579 1/3/2007 0.8129 1.0478 1.0511 1/4/2007 0.8162 1.0487 1.0591 1/5/2007 0.7838 1.0305 1.0359 1/8/2007 0.7801 1.0302 1.0334 1/9/2007 0.7887 1.0296 1.0285 1/10/2007 0.7894 1.0293 1.0259 1/11/2007 0.8033 1.0348 1.0298 1/12/2007 0.7801 1.0369 1.0376 1/16/2007 0.7775 1.0325 1.026 1/17/2007 0.7748 1.022 1.0167 1/18/2007 0.7646 1.017 1.0005 1/19/2007 0.7609 1.0195 1.0034 1/22/2007 0.7775 1.0118 0.9858 1/23/2007 0.7894 1.0144 1.0008 1/24/2007 0.8036 1.0211 1.0173 1/25/2007 0.7838 1.0108 1.0006 1/26/2007 0.7675 1.0155 1.0107 1/29/2007 0.7796 1.0199 1.0189 1/30/2007 0.7646 1.0246 1.0176 1/31/2007 0.7652 1.0279 1.0218 2/1/2007 0.7705 1.0314 1.0223 2/2/2007 0.7755 1.0344 1.0207 2/5/2007 0.7728 1.0314 1.0185 2/6/2007 0.7762 1.0357 1.0175 2/7/2007 0.7887 1.0408 1.024 2/8/2007 0.7993 1.0382 1.0225 2/9/2007 0.7798 1.0328 1.0106 2/12/2007 0.7844 1.0352 1.0155 2/13/2007 0.793 1.04 1.0229 2/14/2007 0.7838 1.0393 1.0115 2/15/2007 0.7934 1.0402 1.0024 2/16/2007 0.7868 1.045 1.0071 2/20/2007 0.8036 1.0508 1.0173 2/21/2007 0.8053 1.0482 1.0103 2/22/2007 0.8152 1.0489 1.0154 Franchise Overview Current Market Valuation Comparison(1) Relative Price Performance Since September 29, 2006 (47.2%) (53.1%) (92.8%) Relative Price Performance Between January 1, 2000 and September 28, 2006 365% 226% 195% Note: Market data as of August 5, 2009 (1) Peer group includes ABCB, BOFL, BTFG, CCBG, CHCO, CSFL, FCBC, FNBN, HMPR, HOMB, NBBC, SCBT, TIBB Source: SNL Financial Stock price return of 365% from January 1, 2000 through September 28, 2006 Market cap high of $601 million in September 2006

Franchise Overview A Strong Sustainable Franchise Growing Market Share SBCF has a presence in: The 2nd, 3rd and 6th wealthiest counties in Florida Martin County: # 1 in market with 10 locations 21.74% total market share #3 wealth market in Florida (1) Port St. Lucie-Fort Pierce MSA: # 6 in market with 6 branches 6.62% total market share Port St. Lucie is the fastest growing city in America Indian River County: # 6 in market with 8 branches 5.89% total market share #2 wealth market in Florida Okeechobee County: #2 in market with 3 branches 21.25% total market share Strong consumer market Deposit and market share data as of June 30, 2008 Florida market ranking by wealth measured as per capita income derived from dividend payments, interest payments and rent Treasure Coast markets include the following counties: Martin, Saint Lucie and Indian River Source: SNL Financial, FDIC, University of Florida Bureau of Economic and Business Research Florida Statistical Abstract 2007

Core Profitability Historical Pre-tax, Pre-provision Earnings ($mm) 2004 2005 2006 2007 2008 Pre-tax, Pre-provision Net Income 23999 33730 40098 26908 20937 (1) Excludes impact of non-cash goodwill impairment charge Source: SNL Financial Franchise Overview Pre-tax, pre-provision earnings high in 2006 of over $40 million Pre-tax, pre-provision earnings (1) have increased 12%, from $3.8 million in Q1'09 to $4.3 million in Q2'09 Non-interest income has increased 20%, from $4.8 million in 1Q'09 to $5.7 million in Q2'09 Q2'08 Q3'08 Q4'08 Q1'09 Q2'09 Pre-tax, Pre-provision Net Income 7119 4291 1564 3821 4286 Last 5 Years Last 5 Quarters

2004Y 2005Y 2006Y 2007Y Q1'08(1) Q2'08 Q3'08 Q4'08 Q1'09 Q2'09 Yield on Loans 6.06 6.54 7.34 7.3 6.62 6.12 6.01 5.68 5.63 5.33 NIM 3.89 3.97 4.15 3.92 3.74 3.69 3.57 3.32 3.44 3.65 Cost of Deposits 1.02 1.3 2.14 2.88 2.63 2.22 2.2 2.13 1.79 1.4 Q2'09 NIM increased by 21 basis points versus Q1'09 NIM NIM expansion driven primarily by improved deposit pricing and funding mix, with increased core deposits and decreased brokered deposits Based on current assumptions, NIM expected to be relatively stable for the remainder of the year with some additional expansion possible SBCF's Tax Equivalent Net Interest Margin(1) (1) See the Appendix for a reconciliation of certain non-GAAP financial measures Source: SNL Financial, Company filings Franchise Overview Historically Stable Tax Equivalent Net Interest Margin

Noninterest-bearing Demand Brokered Time CD Savings Deposits Other Time Deposit Time CD >100,000 East 284326 64244 780386 328937 298529 Strong Retail Franchise with Low Cost Core Deposits Current Deposit Composition Peer Group cost of deposits calculated as (MRQ expense of deposits*4)/(MRQ average deposits) Source: SNL Financial, Company filings Seacoast has consistently benefited from a relatively low cost of deposits Most CDs roll-off in next 7 months and current CDs are being re-financed at rates 120 basis points lower Franchise Overview Quarterly Cost of Deposits(1) COD 03/08 Q Q2'08 Q3'08 Q4'08 Q1'09 Q2'09 SBCF 2.63 2.22 2.2 2.13 1.79 1.4 Peer Group 2.98 2.56 2.34 2.23 1.97

As Seacoast's CDs mature over the next 7 months, the Company's cost of deposits are expected top be driven increasingly lower The benefit of CD roll-off and repricing has brought 2Q'09 cost of CDs to 2.80% versus a peer median of 3.27% for 1Q'09 (1) Historical Deposit Trends Franchise Overview Note: Daily averages for the quarters presented Peer Group is defined as the following companies: ABCB, BOFL, BTFG, CCBG, CHCO, CSFL, FCBC, FNBN, HMPR, HOMB, NBBC, SCBT, TIBB The Orlando deposit base was more recently impacted by the economic slowdown. Orlando market funding has been excluded to demonstrate the growth rates in the Company's other franchise areas over the periods presented. Source: SNL Financial, Company filings

Florida Market Update: Continued Population Growth Attractive Demographics (1) Aggregate Florida total movers 65 and over for the decade Source: Fishkind & Associates, Inc. Presentation January 23, 2008; U.S. Census Bureau, Census 2000 The State of Florida is projected to have the 3rd highest population in 2030 of approximately 29 million representing population growth from 2007 of approximately 54% Growth in SBCF's core markets is expected to exceed growth in the State of Florida on an aggregate basis 22.6% of the U.S. population aged 65 and over moves each year, as per the U.S. Census Bureau, Census 2000 Aging boomers will cause the number of movers 65 and older in Florida to double from 2000 through 2030 10.5% of all movers 65 and over moved to Florida between 1995 and 2000 Although Florida's share of total movers 65 and over is expected to decline over time, the demographic wave of boomers overwhelms the declining percentage

1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 1/9/2009 2/9/2009 3/9/2009 4/9/2009 5/9/2009 6/9/2009 Treasure Coast 78100 76900 84900 89000 89100 93100 108200 128300 153900 193900 254000 253200 226100 153600 114900 122100 118000 116400 110000 109900 Historic Trend (1) 82606 85084.18 87636.7054 90265.80656 92973.78076 95762.99418 98635.88401 101594.9605 104642.8093 107782.0936 111015.5564 114346.0231 117776.4038 121309.6959 124948.9868 128697.4564 132558.3801 136535.1315 140631.1855 144849 Orlando 86300 90300 94100 96700 103300 109300 120300 129800 144200 164500 231400 262900 248900 201500 150500 153200 151500 141800 State 87900 91800 95800 101500 106900 115900 127700 137800 158400 182400 235100 248300 233600 187800 139500 141900 141300 138500 Florida Market Update The Current Economic Environment: First In, First Out Florida was one of the first states to be affected by the current economic downturn and regional employment and housing markets have suffered significantly Current housing data indicates a trend of stabilization and potential rebound in home sales and prices June 2009 statewide home sales volume increased 28% over June 2008, while 2009 YTD statewide home sales volume increased 23% over same period in 2008 Statewide median home sales price is up 6% YTD from $139,500 in January '09 to $148,000 for June '09 Treasure Coast Home Sales Median Price ($000) (1) Historic trend line represents the median year-over-year increase in home prices for the area; Treasure Coast historic increase is 3%, Palm Beach historic increase is 5% Source: Metrostudy Q1 2009, Florida Association of Realtors 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 1/9/2009 2/9/2009 3/9/2009 4/9/2009 5/9/2009 6/9/2009 Treasure Coast 78100 76900 84900 89000 89100 93100 108200 128300 153900 193900 254000 253200 226100 153600 114900 122100 118000 116400 Palm Beach 122700 126900 132700 128100 133800 138600 149600 194600 241300 300900 390100 384700 369400 302800 232100 228100 228100 234400 232900 250300 Historic Trend (1) 123480 129654 136136.7 142943.535 150090.7118 157595.2473 165475.0097 173748.7602 182436.1982 191558.0081 201135.9085 211192.7039 221752.3391 232839.9561 244481.9539 256706.0516 269541.3542 280323.0083 291535.9287 303197 State 87900 91800 95800 101500 106900 115900 127700 137800 158400 182400 235100 248300 233600 187800 139500 141900 141300 138500 Palm Beach Home Sales Median Price ($000)

Overview Loan Portfolio Overview Seacoast has an 80-year history of conservative underwriting with an exclusive focus on businesses and consumers in its market footprint Recent loan portfolio losses have resulted from a concentration in residential construction and land development loans which were impacted as real estate market conditions deteriorated Concentration in total residential construction and land development has been reduced from 20% of loans in Q1'07 to 2.1% of loans in Q2'09 (excluding NPAs) Limited non-residential construction lending exposure Limited growth in commercial real estate lending over the past several years New lending has focused on owner-occupied, in-market loans with low LTV's Consumer and residential mortgage portfolios are comprised entirely of loans that are fully documented using traditional underwriting criteria The Company has not offered or promoted Sub-prime, Atl-A, Option ARMs or negative amortization residential mortgage products or programs

Loan Portfolio Overview Note: Dollars in millions Source: Company filings Residential C&D Commercial C&D Individual C&D Resi. RE - Adjustable Resi. RE - Fixed rate Home equity mortgages Home equity lines CRE Mort. - Owner Occ. CRE Mort. - Non Owner Occ. C&F Installments to Individuals Other East 96.675 166.818 44.215 328.024 90.579 83.788 60.148 200.6 372.2 71.836 69.165 0.32 Composition at June 30, 2009 Balances by Loan Type at June 30, 2009

Loan Portfolio Overview Credit Quality Statistics at June 30, 2009 Note: Dollars in thousands (1) Current non-accrual loans include loans less than 30 days delinquent and restructured loans that are performing in accordance with the restructure terms Source: Company filings

Migration Trends Note: Dollars in thousands (1) Total NPAs excludes troubled debt restructures Source: Company filings Loan Portfolio Overview

Loan Portfolio Overview Significantly Reduced Exposure to Large Residential C&D and Land Development Loans SBCF recognized the impending credit turmoil in early 2006 and took significant steps to reduce its exposure to residential construction and land development loans Loans in this portfolio with balances of $4 million or more declined 68% from $136.7 million at June 30, 2008 to $44 million at June 30, 2009 Of the remaining $44 million in loans greater than $4 million, $37.5 million or 85% are classified as nonperforming Loans in this portfolio with balances of $4 million or more represented 66% of total risk-based capital at June 30, 2008, and have been reduced to 20% of total risk-based capital at June 30, 2009 Source: Company filings

Loan Portfolio Overview Construction & Development Detail Core Loan Markets1 Brevard Orange Miami-Dade Highlands Volusia Broward Lake Collier Charlotte Marion Other 194013948.2 24471783.47 19909616.15 17017718.47 15891753.25 13859000 6650089.73 3627601.59 3132024.62 2435038.45 1954187.96 4426647.68 Geographic Concentration of C&D Lending (1) Core loan markets include: Palm Beach, Martin, Indian River, Okeechobee and St. Lucie Counties Source: Company filings Condominiums Town homes Single family Residences Single family land & lots Multifamily Office buildings Retail trade Land Industrial Healthcare Marina East 16.8 2.3 16.7 43.3 17.6 13.8 55.9 51.2 8.5 6 30 Composition of C&D Portfolio C&D portfolio was reduced over $232 million, or 43%, over the past year In 2008, the Company sold $103 million of C&D loans The Company has not originated a residential C&D loan with a balance over $2 million since 2006 Total commitments for total C&D loans have declined by 48% over the past year Unfunded commitments for total C&D loans have been reduced by 81% over the past year C&D Loan Portfolio by Vintage

Loan Portfolio Overview Commercial Real Estate Mortgage Detail Source: Company filings CRE Loan Portfolio by Vintage Office buildings Retail trade Industrial Healthcare Churches and education Multifamily Mobile home parks Lodging Restaurant Agricultural Convenience stores Other East 0.247 0.209 0.162 0.054 0.06 0.055 0.01 0.046 0.009 0.021 0.041 0.083 CRE Composition CRE portfolio increased 6.9% year over year Portfolio is diversified and underwritten based on reasonable cash flow assumptions Predominantly smaller balance, with an average current loan size of $783,000 35% of portfolio is owner-occupied CRE portfolio average LTV of 52% Investor - 53% LTV Owner-occupied - 50% LTV Loss experience expected to be modest when compared to losses for the construction portfolio

Loan Portfolio Overview Residential Real Estate Detail (1) According to the most recent National Delinquency Survey, as reported by the Mortgage Bankers Association (2) Does not include HELOCS or HELOANS Source: National Delinquency Survey Q1 2009 Mortgage Bankers Association; Company filings Residential Real Estate Loan Portfolio by Vintage(2) Adjustable Fixed rate Home equity mortgages Home equity lines East 0.583 0.161 0.149 0.107 Residential Real Estate Mortgage Composition Residential loan portfolio increased 0.2% year over year Seacoast's residential mortgage portfolio delinquency rate is less than half of the State of Florida average as of March 31, 2009(1) Average current loan size is $87,700 47% of loans were originated prior to 2005 or after 2007 The average portfolio FICO score is 720 Company chose not to compete against the exotic offerings that dominated the market between 2005 and 2007 - e.g. no Option ARMs, no Alt-A, no Sub-prime products or programs The portfolio is comprised of loans that are fully documented using traditional underwriting criteria Residential Mortgage new loan production increased 34% during the first two months of 2009 compared to the same period in 2008

Recent Stress Test Results Methodology Seacoast recognized the potential credit issues and began a comprehensive portfolio analysis in late 2006 Seacoast "undertook a comprehensive review of all large credits, primarily construction loans, where the primary source of repayment is related to the sale of residential real estate. The review was undertaken to ensure that there was proper identification of risks associated with recent changes in market conditions impacting the Florida real estate market"(1) Enhanced in Summer 2009 to include full balance sheet and earnings review designed to approximate the Treasury SCAP tests economic assumptions Stress test assumptions and results have been challenged through a third party review Final result includes significant recommendations from the third party Stress test cumulative loss estimate significantly in excess of historic trends prior to the current cycle beginning in 2008 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 YTD '09 SBCF 0.66 0.9 0.33 0.24 0.15 0.03 0.05 0.21 0.11 0.02 0.03 0.02 0.03 0.1 0.07 0.01 0 0.31 4.45 2.89 All Florida Banks 0.68 1.1 0.89 0.54 0.35 0.25 0.29 0.19 0.31 0.34 0.26 0.2 0.27 0.17 0.12 0.06 0.06 0.3 1.12 1.89 Cumulative Loss Estimate(2) 15.6 15.6 15.6 15.6 15.6 15.6 15.6 15.6 15.6 15.6 15.6 15.6 15.6 15.6 15.6 15.6 15.6 15.6 16.2 16.2 State Historical Net Charge-offs / Average Loans Company earnings release dated January 25, 2007 Includes losses taken in 2008 and 1Q09 plus losses in the most adverse stress test scenario as shown on page 25 Source: SNL Financial, Company Filings

Stress Test Methodology Details (1) A very granular approach with detailed segmentation approach for each product type Included assumptions more severe than SCAP to reflect conditions in Florida Continued collateral value reductions through 2010 Land devalued by 43% to 87% Residential Construction (excluding Land) devalued by 34% to 75% CRE devalued by 31% to 74% Residential Mortgages devalued 29% to 70% Default probability at high levels Stressed based upon current LTV and credit scoring Far in excess of Company's historic experience Results consistent with SCAP benchmark Company's most adverse scenario loss estimates either meet or exceed the SCAP high adverse loss estimates in most loan categories Company's cumulative loss estimate far exceeds the SCAP high adverse losses in most loan categories Recent Stress Test Results The stress test we conducted recently with an outside consultant on our loan portfolio is not a forecast and does not reflect our outlook or our expected results, and should not be viewed as a prediction of future results, performance or future capital adequacy. The test was based upon numerous complex assumptions, estimates and judgments, which may or may not be realized

The stress test we conducted recently with an outside consultant on our loan portfolio is not a forecast and does not reflect our outlook or our expected results, and should not be viewed as a prediction of future results, performance or future capital adequacy. The test was based upon numerous complex assumptions, estimates and judgments, which may or may not be realized. Includes losses taken in 2008 and 1Q09 plus losses in the most adverse stress test scenario CRE portfolio loss rate in the most adverse scenario is reflective of: 35% owner-occupancy; 52% blended average LTV; 0.0% of the portfolio is 90+ delinquent; and average loan size of $783,000 Results are shown inclusive of disposition costs Source: Board of Governors of the Federal Reserve System Seacoast believes it is further along than many of its peers in loss recognition given the early loss experience in the Florida market and the Company's aggressive actions in 2008 to sell problem assets Seacoast believes that the assumptions used to calculate the loan losses in the most adverse scenario(1), which were challenged by a third party review, are very conservative based on the current economic conditions in the Florida market Recent Stress Test Results

Capital Plan Pro Forma - Severe Stress Case Analysis Note: Dollar values in thousands (1) Assumes a common equity raise with net proceeds of $55.0 million; does not include any assumptions on pricing or number of shares issued. Illustrates pro forma impact to capital levels on an aggregate basis. (2) Two year pre-tax, pre-provision income is based on the four year average for the years 2005 - 2008. (3) Current pro forma case based upon Company financial statements as of and for the period ended June 30, 2009 and is pro forma for a common equity raise with net proceeds of $55.0 million (4) Most adverse case is pro forma for capital raise, two years of cumulative earnings, and loan losses determined by the Company's most adverse internal loan review, net of current loan loss reserves; and assumes, per management's guidance, that under the most adverse scenario total assets will be reduced by $200 million, risk-weighted at 100%; also assumes a 35% tax rate Source: Company Filings

Other Capital Alternatives Summary In addition to the proposed common equity raise, Seacoast is considering and has implemented additional capital-generating and capital- and cash-conserving alternatives: Announced deferral of trust preferred distributions, deferral of dividend payments and suspension of common stock cash dividend on May 19, 2009 Sale of securities at gains Invest in Super Senior AAA MBS Investments (No CDOs) Potential loan sales Reduce leverage Branch divestitures Redeem or convert trust preferred securities

Recent Organization Changes In reaction to recent industry and economic developments, Seacoast has redefined the membership, focus, and objectives of its senior management team The Company has taken a proactive approach to the current market environment

Investment Highlights Summary $2.1 billion asset bank with strong market share in highly attractive Florida Treasure Coast markets (1), with projected population growth of 13.3% (versus 6.3% nationwide average) (2) Second largest publicly-traded Florida-domiciled bank ranked by deposits History of strong performance and returns with an ROAA ^ 1.00% and an ROAE ^ 12.0% in 8 of the last 10 years Low-cost core deposit base with an average cost of deposits of 1.40% for Q2'09 versus average cost of 1.79% for Q1'09 Resilient and improving pre-tax, pre-provision earnings Net Interest Margin increased 21 basis points in Q2'09 to 3.65% versus NIM of 3.44% in Q1'09 Significant additions to senior management since 2006; dedicated, experienced and cohesive management team with a credit quality focus Consists of the following Florida counties: Martin, Palm Beach, Saint Lucie and Indian River Over the next five year period (2009 - 2013) Source: SNL Financial, Company filings

Appendix: Summary Balance Sheet & Earnings

Appendix: Summary Operations, Credit & Capital (1) Includes the impact of a one-time non-cash goodwill charge of $49.8 million during Q2'09

Appendix: Historical Loan Portfolio Overview Historical Loan Portfolio Composition Note: Dollars in millions Source: Company filings

Note: Dollars in thousands (1) 2004 includes a $1,225 reserve carryover from the acquisition of Century National Bank; 2005 includes a $2,518 reserve carryover from the acquisition of Big Lake Financial Corp. Source: SNL Financial, Company filings Pre 2004 2004 2005 2006 2007 2008 YTD 2009 Balance 7995735.24 19262421.47 47542256.25 28936667.61 22135540.63 885263.16 0 NPAs/Total Loans Originated 0.035 0.101 0.162 0.112 0.057 0.005 0 Current NPA Balances by Vintage Current NPA balance of $150 million resides in the following categories: Commercial C&D Loans: $90 million or 60% Residential Mortgages: $36 million or 24% CRE Loans: $23 million or 15% Seacoast has reduced C&D exposure by $233 million year over year Appendix: Asset Quality Detail

Migration Trends - Most Recent Three Quarters Note: Dollars in thousands Source: Company filings Appendix: Historical Asset Quality Overview

Appendix: Non-GAAP Reconciliation Tables